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                           Consent of Fiske & Company
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                       Consent of Independent Accountants



We consent to the inclusion in this registration statement on Post Effective Amendment No. 5 to Form SB-1 of our reports dated July 15, 1997, on our audits of the financial statements of IMV Lease/Capital, Inc. and 301 Plaza, Inc. and our report dated May 21, 1997 on our audit of the financial statement of IMV Lease/Capital, Inc. We also consent to the reference to our firm under the caption "experts."


/s/Fiske & Company


Hollywood, Florida
July 23, 1997